EXHIBIT 23.1




                           [MILLER AND CO. LETTERHEAD]



                 CONSENT OF MILLER AND CO. INDEPENDENT AUDITORS


We consent to the incorporation, by reference in the Registration Statement on Form S-8, pertaining to the registration of 5,000,000 shares of common stock of Wade Cook Financial Corporation under the Wade Cook Financial Corporation 1997 Stock Incentive Plan of our report dated March 1, 1999, with respect to the consolidated financial statements and schedule of Wade Cook Financial Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998, as amended, filed with the Securities Exchange Commission.


/s/ Miller and Co.
---------------------------
MILLER AND CO.
August 30, 1999